     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 2000

                                                   Registration No.333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------
                                   TNPC, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              52-2208601
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               10 GLENVILLE STREET
                          GREENWICH, CONNECTICUT 06831
          (Address of principal executive offices, including zip code)

                                ---------------

                              TNPC 2000 STOCK PLAN
                            (Full title of the plan)

                                  MARC E. MANLY
                  MANAGING DIRECTOR, LAW AND GOVERNMENT AFFAIRS
                               10 GLENVILLE STREET
                          GREENWICH, CONNECTICUT 06831
                     (Name and address of agent for service)

                                 (203) 531-0400
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                                 Scott N. Wulfe
                             Vinson & Elkins L.L.P.
                       2300 First City Tower, 1001 Fannin
                              Houston, Texas 77002
                                 (713) 758-2222


                                       CALCULATION OF REGISTRATION FEE
================================================ ================== =================== =================== ==================
              TITLE OF                                 MAXIMUM        PROPOSED MAXIMUM    PROPOSED MAXIMUM
          SECURITIES TO BE                          AMOUNT TO BE       OFFERING PRICE        AGGREGATE           AMOUNT OF
             REGISTERED                            REGISTERED (1)      PER SHARE (2)       OFFERING PRICE    REGISTRATION FEE
------------------------------------------------ ------------------ ------------------- ------------------- ------------------
Common Stock, par value $.01 per share.......... 1,316,600 shares   $3.88               $323,802,692        $85,484
Common Stock, par value $.01 per share.......... 1,430,000 shares   $9.69
Common Stock, par value $.01 per share.......... 8,611,400 shares   $21.00
Common Stock, par value $.01 per share.......... 7,061,400 shares   $17.56
================================================ ================== =================== =================== ==================


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of Common Stock which become issuable under the TNPC 2000 Stock Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of Common Stock.

(2) As to all shares of Common Stock or options to acquire Common Stock issued as of the date hereof, the maximum offering price per share has been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended. As to all shares of common stock or options to acquire Common Stock to be issued after the date hereof, the maximum offering price per share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The offering price per share for options to acquire Common Stock is based on the price at which the options may be exercised.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following are incorporated by reference and made a part of this registration statement: (i) our latest prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) on October 5, 2000; and (ii) the description of our common stock contained in our registration statement on Form 8-A, as filed with the Securities and Exchange Commission on October 2, 2000.

         All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this registration statement, prior to the filing of a post-effective amendment which indicates that all securities offered by this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Our certificate of incorporation, as amended, provides we shall indemnify all of our current or former directors or officers to the fullest extent permitted by the DGCL.

         As permitted by the DGCL, our certificate of incorporation provides that our directors shall have no personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Certain shares of restricted common stock issued under the TNPC 2000 Stock Plan are deemed to be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

         4.1      Second Amended and Restated Certificate of Incorporation

         4.2 Amended and Restated Bylaws of TNPC (incorporated by reference to Exhibit 3.2 filed with our registration statement on Form S-1 (Registration No. 333-41412))

         4.3 Form of common stock certificate (incorporated by reference to Exhibit 4.1 filed with our registration statement on Form S-1 (Registration No. 333-41412))

         4.4      Form of Class A warrant (incorporated by reference to Exhibit
                  4.2 filed with our registration statement on Form S-1 (Registration No. 333-41412))

         5.1      Opinion of Vinson & Elkins L.L.P.

         23.1     Consent of Arthur Andersen LLP

         23.2 Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)

         24.1 Powers of Attorney (included on the signature page to this registration statement)

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on the 18th day of October, 2000.

                                   TNPC, INC.

                                   By: /s/ H. EUGENE LOCKHART
                                       ---------------------------------------
                                       H. Eugene Lockhart
                                       President, Chief Executive Officer and
                                       Director (Principal Executive Officer)

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints H. Eugene Lockhart, William I Jacobs and Marc E. Manly, and each of them, with full power of substitution, their true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and on the undersigned's behalf in the undersigned's capacity as an officer or director of TNPC, Inc. in connection with, and only in connection with, the filing of this registration statement (including, but not limited to, the execution of any and all instruments for the undersigned in the undersigned's name which such person may deem necessary or advisable to enable TNPC to comply with the Securities Act of 1933, as amended (the "Act") and rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this registration statement), including specifically, but not limited to, the power and authority to sign for the undersigned any and all amendments, including post-effective amendments; and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 18th day of October, 2000.


                   SIGNATURE                                                           TITLE
                   ---------                                                           -----

     /s/ LOU L. PAI                                              Chairman and Director
------------------------------------------
         Lou L. Pai

     /s/ H. EUGENE LOCKHART                                      President, Chief Executive Officer and Director
------------------------------------------                       (Principal Executive Officer)
         H. Eugene Lockhart

     /s/ WILLIAM I JACOBS                                        Managing Director, Chief Financial Officer and
------------------------------------------                       Director (Principal Financial Officer)
         William I Jacobs

     /s/ STEPHEN NOLAN                                           Controller (Principal Accounting Officer)
------------------------------------------
         Stephen Nolan



                                       6



     /s/ KENNETH L. LAY                                          Director
------------------------------------------
         Kenneth L. Lay

     /s/ JAMES V. DERRICK                                        Director
------------------------------------------
         James V. Derrick

     /s/ RICHARD A. CAUSEY                                       Director
------------------------------------------
         Richard A. Causey

     /s/ PETER T. GRAUER                                         Director
------------------------------------------
         Peter T. Grauer

     /s/ RAY J. GROVES                                           Director
------------------------------------------
         Ray J. Groves

     /s/ LINDA G. ALVARADO                                       Director
------------------------------------------
         Linda G. Alvarado


                                INDEX TO EXHIBITS

         4.1      Second Amended and Restated Certificate of Incorporation

         4.2 Amended and Restated Bylaws of TNPC (incorporated by reference to Exhibit 3.2 filed with our registration statement on Form S-1 (Registration No. 333-41412))

         4.3 Form of common stock certificate (incorporated by reference to Exhibit 4.1 filed with our registration statement on Form S-1 (Registration No. 333-41412))

         4.4      Form of Class A warrant (incorporated by reference to Exhibit
                  4.2 filed with our registration statement on Form S-1 (Registration No. 333-41412))

         5.1      Opinion of Vinson & Elkins L.L.P.

         23.1     Consent of Arthur Andersen LLP

         23.2 Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)

         24.1 Powers of Attorney (included on the signature page to this registration statement)





                                       8